Exhibit 99.1
Wheels Up Announces First Quarter Results and New Delta-Led Financing
Revenue performance driven by strong demand for Signature and charter offerings, offset by wind down of legacy jet flying
Record levels of reliability and On-Time Performance
New financing commitments from Delta-led investor group and AIP Capital expected to fund additional fleet investment and multi-year business growth

ATLANTA – May 11, 2026 – Wheels Up Experience Inc. (NYSE:UP) today announced financial results for the first quarter of 2026. Highlights of the quarter, including GAAP results, non-GAAP financial measures and key operating metrics, are on pages three to five and incorporated herein.

Commentary from Wheels Up’s Chief Executive Officer George Mattson about the Company’s financial and operating results for the first quarter of 2026 is included in an Investor Letter that can be found on Wheels Up’s Investor Relations website at https://investors.wheelsup.com.

First Quarter 2026 Results
•GAAP Revenue of $168.9 million, down 5% year over year, with continued stabilization of Private Jet Flight Revenue driven by strong growth in Phenom and Challenger revenue substantially offsetting planned declines in revenue from legacy fleets. Revenue from Phenom and Challenger aircraft more than doubled year over year as the owned and leased Phenom and Challenger fleets expanded from 21 aircraft as of March 31, 2025, to 36 aircraft as of March 31, 2026.
•Total Gross Bookings (the total gross spend on private jet flight services including private jet charter, group charter and cargo services) of $267.2 million, up 10% year over year, driven by growth in the charter businesses.
•Gross loss of $2.0 million, with results impacted by approximately $5.0 million of fleet modernization expenses.
•Adjusted Contribution of $14.8 million, and Adjusted Contribution Margin of 8.7%, versus 12.6% in the prior year period. The Company estimates approximately 5 points of year over year margin pressure came from the prior year sale of non-core services businesses (~2 points) and transitory inefficiencies from the fleet transition (~3 points).
•Net loss of $83.0 million or $(2.29) per share.
•Adjusted EBITDAR loss of $18.3 million, a 3% improvement over last year, with results pressured by transitory fleet inefficiencies referenced above.

“The start of 2026 marked a clear inflection point for Wheels Up, as we completed the transition from our legacy programs and fleet to our Signature Program supported by a premium jet fleet comprised exclusively of the most in-demand and efficient aircraft in the industry,” said Wheels Up Chief Executive Officer George Mattson. “With the operation performing at record levels and the complexity of the fleet transition largely behind us — more than a year ahead of schedule — we’re focused on driving consistency, efficiency and responsible, profitable growth by increasing demand across both programmatic and charter flights, investing in an exceptional customer experience, and scaling the benefits of our one-of-a-kind strategic partnership with Delta.”

Agreement for Committed Financing to Fund Growth
The Company’s primary investor group, led by Delta Air Lines, has committed to provide a new $100 million term loan in support of the Company’s growth plans, plus capacity to expand the facility by an additional $100 million from new or existing investors. In addition, Wheels Up has reached agreement in principle to upsize its revolving equipment notes facility by adding a mezzanine tranche of financing arranged by AIP Capital. This upsized and enhanced aircraft financing facility and additional term loan facility are expected to close during the second quarter and generate an incremental $165 million of liquidity, with the additional unused capacity anticipated to be available to support aircraft investments in future periods.
“The continued backing of our investors - led by Delta Air Lines - along with the additional new support from AIP Capital, provides the investment capital needed to execute our growth plan and reflects confidence in the progress we’re making to build a strong and sustainable business,” Mattson continued.
“Since our strategic investment in 2023, the Wheels Up team has driven operational excellence, transformed its offering, strengthened the foundation of the company, and set the stage to accelerate their progress,” said Ed Bastian, CEO of Delta Air Lines. “With their fleet transition complete 18 months ahead of schedule, the company’s momentum continues to build, and this new financing reflects our confidence in the path ahead for our partnership.”

Business Highlights
•Fleet modernization completed 18 months ahead of schedule. In April, all Citation X and Hawker 400XP aircraft were retired from revenue service. Premium Phenom and Challenger jets now comprise 100% of Wheels Up’s controlled jet fleet and the Company expects to double the size of those fleets between the end of 2025 and 2026. The completion of the fleet modernization plan is expected to meaningfully enhance cost efficiency, further improve operational reliability, increase fleet utilization, and support the platform’s premium positioning.
•Signature Membership driving strong Phenom and Challenger demand. The introduction of the Signature Membership product in 2025 continues to support higher customer engagement, increased flying activity, and improved revenue quality. The Company now has more than 800 Signature members (equaling one-third of its membership base), contributing to meaningful growth in flight activity across the Phenom and Challenger fleets. Phenom and Challenger revenue more than doubled year over year as the owned and leased Phenom and Challenger fleet expanded from 21 aircraft as of March 31, 2025, to 36 aircraft as of March 31, 2026.
•Raising the bar on operational excellence. Wheels Up achieved a Completion Rate of 99% (up 2 points year-over-year) and On-Time Performance (A-30, or arrival within 30 minutes of plan) of 81% (up 7 points). Year-to-date, the Company has recorded 68 days (or more than half of all days) with a perfect Completion Rate and no cancellations, including a record streak of 14 days to start 2026. This level of operational reliability is foundational to supporting and growing a premium membership base and underpins the Company’s decision to begin reporting A-30 performance and the percentage of flights impacted by delays longer than three hours as it continues to raise the bar on continuous improvement in operational performance.
•Unified go-to-market model. In the first quarter, Wheels Up completed the global consolidation of its full range of aviation offerings, private jet membership, global charter, group charter, and hybrid private-commercial itineraries, under a single brand and commercial team. The integrated model is designed to deliver a more seamless, personalized customer experience while improving coordination across the broader platform.
•Normalized share count through reverse stock split. In April, the company completed a 1-for-20 reverse stock split, which reduced its outstanding share count to a level more in line with companies of comparable size. As a result of this action, the company regained compliance with NYSE listing standards and believes it will meet the criteria for inclusion in the Russell 3000 at the upcoming rebalance.

•Actions to improve productivity and efficiency. As previously announced, Wheels Up continues to implement initiatives expected to drive approximately $70 million or more in annual cash cost savings through efficiency, productivity and overhead cost reductions through mid-2026. The Company has started realizing the early financial benefits of these initiatives, reflected in the double-digit year-over-year reduction in SG&A expenses during the first quarter.

Financial and Operating Highlights(1)

	Three Months Ended March 31,
(in thousands, except Live Flight Legs, Private Jet Gross Bookings per Live Flight Leg, Utility and percentages)	2026	2025	% Change
Total Gross Bookings	$267,167	$241,902	10%

Private Jet Gross Bookings	$193,159	$205,293	(6)%

Live Flight Legs	7,793	10,895	(28)%

Private Jet Gross Bookings per Live Flight Leg	$24,786	$18,843	32%

Utility(2)	37.6	38.1	(1)%

Completion Rate	98.9%	96.9%	2 pp

On-Time Performance (A-30)	82.7%	74.3%	8 pp

On-Time Performance (D-60)	91.8%	85.9%	6 pp

3+ Hour Delay Rate	2.0%	5.0%	(3) pp

	Three Months Ended March 31,
(In thousands, except percentages)	2026	2025	$ Change	% Change
Revenue	$168,922	$177,530	$(8,608)	(5)%
Gross loss	$(1,988)	$(1,104)	$(884)	(80)%
Adjusted Contribution	$14,775	$22,441	$(7,666)	(34)%
Adjusted Contribution Margin	8.7%	12.6%	n/a	(4) pp
Net loss	$(82,958)	$(99,313)	$16,355	16%
Adjusted EBITDA	$(28,063)	$(24,150)	$(3,913)	(16)%
Adjusted EBITDAR	$(18,301)	$(18,792)	$491	3%
Net cash used in operating activities	$(99,631)	$(47,924)	$(51,707)	(108)%
__________________
(1)For information regarding Wheels Up's use and definitions of our key operating metrics and non-GAAP financial measures, see “Definitions of Key Operating Metrics,” “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” sections herein.
(2)For the three months ended March 31, 2026, Utility for the Embraer Phenom 300 series, Bombardier Challenger 300 series and legacy fleet aircraft in our controlled fleet were 47.6, 56.1 and 29.2 hours, respectively. For the three months ended March 31, 2025, Utility for the Embraer Phenom 300 series, Bombardier Challenger 300 series and legacy fleet aircraft in our controlled fleet were 34.5, 11.0 and 36.3 hours, respectively.
n/a    Not applicable

About Wheels Up
Wheels Up is a leading global provider of on-demand private aviation with a large, diverse fleet and a network of safety-vetted charter operators, all committed to safety and service. Customers access charter and membership programs and premium commercial travel benefits through a strategic partnership with Delta Air Lines. Wheels Up also provides cargo services to a range of clients, including individuals and government organizations, via Air Partner Cargo. With the Wheels Up app and website, members can easily search, book, and fly. For more information, visit www.wheelsup.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements provide current expectations of future circumstances or events based on certain assumptions and include any statement, projection or forecast that does not directly relate to any historical or current fact. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the control of Wheels Up Experience Inc. (“Wheels Up”, “we”, “us”, “our” or the “Company”), that could cause actual results to differ materially from the results discussed in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding: (i) the terms of, Wheels Up’s ability to sign and close, and the impact on the Company of, any potential debt financings, including the financings described in this press release, and any potential impacts on the trading prices and trading market for Wheels Up’s Class A common stock, $0.0001 par value per share; (ii) Wheels Up’s growth plans, market conditions in the private aviation industry and the anticipated success of Wheels Up’s sales efforts and service offerings, including its membership program, charter solutions and any future services it may offer; (iii) Wheels Up’s ongoing business transformation, including its efforts to scale premium aircraft fleets and dispose of legacy controlled aircraft, reduce costs, and implement operational efficiency and productivity initiatives, and its ability to execute such initiatives on the timelines that it currently anticipates and realize the expected commercial, financial and operational benefits during and after the expected period of transition; (iv) Wheels Up’s ability to achieve its financial goals on the most recent schedule that it has announced; (v) Wheels Up’s liquidity and capital resources, working capital levels, future cash flows, indebtedness and its ability to perform under its contractual or indebtedness obligations in the future; (vi) the potential benefits or impacts to Wheels Up or its subsidiaries or affiliates from pursuing or completing strategic actions, including, among others, acquisitions, mergers and divestitures, new debt or equity financings, refinancings of existing indebtedness or other obligations and commercial partnerships or arrangements; and (vii) the impacts of general economic and geopolitical conditions on Wheels Up’s business and the aviation industry, including due to, among others, changes in interest rates, inflation, foreign currencies, taxes, tariffs and trade policies, domestic and foreign hostilities, government shutdowns or funding changes, and other factors that influence consumer and business spending decisions or cost dynamics. The words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. We have identified certain known material risk factors applicable to Wheels Up under Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 10, 2026 and in our other filings with the SEC. It is not always possible for us to predict how new risks and uncertainties that arise from time to time may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this press release.
Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, such as Adjusted EBITDA, Adjusted EBITDAR, Adjusted Contribution and Adjusted Contribution Margin. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to any performance measures derived in accordance with GAAP. Definitions and reconciliations of non-GAAP financial measures to their most comparable GAAP counterparts are included in the sections titled “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures,” respectively, in this press release. Wheels Up believes that these non-GAAP financial measures provide useful supplemental information to investors about

Wheels Up. However, there are certain limitations related to the use of these non-GAAP financial measures and their nearest GAAP measures, including that they exclude significant expenses that are required to be recorded in Wheels Up’s financial measures under GAAP. Other companies may calculate non-GAAP financial measures differently, or may use other measures to calculate their financial performance, and therefore, Wheels Up’s non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP financial measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.
For more information on these non-GAAP financial measures, see the sections titled “Definitions of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included in this press release.
Contacts
Investors:
ir@wheelsup.com

Media:
press@wheelsup.com

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except share and per share data)

	Three Months Ended March 31,		Change in
	2026	2025	$	%
Revenue	$168,922	$177,530	$(8,608)	(5)%

Costs and expenses:
Cost of revenue (exclusive of items shown separately below)	159,196	158,424	772	—%
Technology and development	8,739	10,524	(1,785)	(17)%
Sales and marketing	22,183	22,161	22	—%
General and administrative	26,837	56,817	(29,980)	(53)%
Depreciation and amortization	11,714	20,210	(8,496)	(42)%
Gain on sale of aircraft held for sale	(2,508)	(6,551)	4,043	n/m
Loss (gain) on disposal of assets, net	117	(3,289)	3,406	n/m
Total costs and expenses	226,278	258,296	(32,018)	(12)%

Loss from operations	(57,356)	(80,766)	23,410	29%

Other (expense) income
Loss on extinguishment of debt	(17)	(38)	21	n/m
Interest income	242	1,148	(906)	(79)%
Interest expense	(25,307)	(19,880)	(5,427)	27%
Other (expense) income, net	(11)	301	(312)	n/m
Total other (expense) income	(25,093)	(18,469)	(6,624)	36%

Loss before income taxes	(82,449)	(99,235)	16,786	17%

Income tax expense	(509)	(78)	(431)	n/m

Net loss	(82,958)	(99,313)	16,355	16%
Less: Net loss attributable to non-controlling interests	—	—	—	—%
Net loss attributable to Wheels Up Experience Inc.	$(82,958)	$(99,313)	$16,355	16%

Net loss per share of Class A common stock:
Basic and diluted	$(2.29)	$(2.84)	$0.55	19%

Weighted-average shares of Class A common stock outstanding:
Basic and diluted	36,149,112	34,913,507	1,235,605	3.5%

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share data)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$54,126	$133,926
Accounts receivable, net	32,315	24,249
Parts and supplies inventories	2,210	11,586
Aircraft held for sale	22,667	18,463
Prepaid expenses	27,754	27,091
Other current assets	25,718	34,042
Total current assets	164,790	249,357
Property and equipment, net	263,513	219,729
Operating lease right-of-use assets	108,035	111,886
Goodwill	208,665	209,897
Intangible assets, net	70,097	75,102
Restricted cash	34,605	30,577
Other non-current assets	66,537	72,266
Total assets	$916,242	$968,814

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$21,742	$19,039
Accounts payable	22,857	20,443
Accrued expenses	93,487	104,010
Deferred revenue, current	687,576	738,852
Other current liabilities	28,701	25,212
Total current liabilities	854,363	907,556
Long-term debt, net	400,340	316,358
Operating lease liabilities, non-current	116,372	121,067
Other non-current liabilities	10,857	15,934
Total liabilities	1,381,932	1,360,915

Equity:
Common Stock, $0.0001 par value; 75,000,000 authorized; 36,322,583 and 36,179,503 issued and 36,228,699 and 36,100,887 shares outstanding as of March 31, 2026 and December 31, 2025, respectively	72	72
Additional paid-in capital	2,031,796	2,020,408
Accumulated deficit	(2,480,070)	(2,397,112)
Accumulated other comprehensive loss	(7,452)	(5,633)
Treasury stock, at cost, 93,884 and 78,616 shares, respectively	(10,037)	(9,836)
Total Wheels Up Experience Inc. stockholders’ equity	(465,691)	(392,101)
Non-controlling interests	—	—
Total equity	(465,691)	(392,101)
Total liabilities and equity	$916,241	$968,814

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net loss	$(82,958)	$(99,313)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,714	20,210
Equity-based compensation	11,388	12,661
Payment-in-kind interest	14,063	13,050
Amortization of deferred financing costs and debt discount	8,996	1,893
Reserve for excess and obsolete inventory	4,984	—
Gain on sale of aircraft held for sale	(3,407)	(4,975)
Loss (gain) on disposal of assets, net	162	(3,229)
Impairment of right-of-use assets	—	20,218
Other	449	1,678
Changes in assets and liabilities:
Accounts receivable	(8,571)	(8,481)
Prepaid expenses	1,949	(8,324)
Other current assets	(3,228)	(262)
Other non-current assets	5,719	1,166
Accounts payable	2,550	7,760
Accrued expenses	(14,742)	(6,005)
Deferred revenue	(53,525)	7,917
Other assets and liabilities	4,826	(3,888)
Net cash used in operating activities	(99,631)	(47,924)

Cash flows from investing activities:
Purchases of property and equipment	(62,361)	(14,704)
Capitalized software development costs	(1,935)	(3,338)
Purchase of aircraft held for sale	—	(3,800)
Proceeds from sale of aircraft held for sale, net	25,633	33,005
Other	—	4,950
Net cash (used in) provided by investing activities	(38,663)	16,113

Cash flows from financing activities:
Purchase of shares for treasury	(201)	(109)
Proceeds from long-term debt	100,738	9,876
Repayments of long-term debt	(37,080)	(18,451)
Payment of debt issuance costs	(33)	(2)
Net cash provided by (used in) financing activities	63,424	(8,686)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(902)	1,092

Net decrease in cash, cash equivalents and restricted cash	(75,772)	(39,405)
Cash, cash equivalents and restricted cash, beginning of period	164,503	246,468
Cash, cash equivalents and restricted cash, end of period	$88,731	$207,063

Definitions of Key Operating Metrics
Definitions of our key operating metrics are below. From time to time, we may adjust the definitions and calculations of our key operating metrics to reflect changes in our business or new data types, or to improve the accuracy and usefulness of such metrics. Our calculation of our key operating metrics may not be comparable to similarly titled measures reported by other companies.
Total Gross Bookings and Private Jet Gross Bookings. We define Total Gross Bookings as the total gross spend by our members and customers on all private jet flight services under our membership program and charter offerings, all group charter flights, which are charter flights with 15 or more passengers (“Group Charter Flights”), and all cargo flight services (“Cargo Services”). We believe Total Gross Bookings provides useful information about the scale of the overall global aviation solutions that we provide our members and customers.
We define Private Jet Gross Bookings as the total gross spend by our members and customers on all private jet flight services under our membership program and charter offerings (excluding Group Charter Flights and Cargo Services). We believe Private Jet Gross Bookings provides useful information about the aggregate amount our members and customers spend with Wheels Up versus our competitors.
For each of Total Gross Bookings and Private Jet Gross Bookings, the total gross spend by our members and customers is the amount invoiced to the member or customer and includes the cost of the flight and related services, such as catering, ground transportation, certain taxes, fees and surcharges. We use Total Gross Bookings and Private Jet Gross Bookings to provide useful information for historical period-to-period comparisons of our business and to identify trends, including relative to our competitors.
Live Flight Legs. We define Live Flight Legs as the number of completed one-way revenue generating private jet flight legs in the applicable period, excluding empty repositioning legs and owner legs related to aircraft under management. We believe Live Flight Legs is a useful metric to measure the scale and usage of our platform and our ability to generate Flight revenue.
Private Jet Gross Bookings per Live Flight Leg. We use Private Jet Gross Bookings per Live Flight Leg to measure the average gross spend by our members and customers on all private jet flight services under our membership program and charter offerings (excluding Group Charter Flights and Cargo Services) for each Live Flight Leg.
Utility. We define Utility for the applicable period as the total revenue generating flight hours flown on our controlled aircraft fleet, excluding empty repositioning legs, divided by the monthly average number of available aircraft in our controlled aircraft fleet. Utility is expressed as a monthly average. We measure the revenue generating flight hours for a given flight on our controlled aircraft as the actual flight time from takeoff to landing. We determine the number of aircraft in our controlled aircraft fleet available for revenue generating flights at the end of the applicable month and exclude aircraft then classified as held for sale. We use Utility to measure the efficiency of our operations, our ability to generate a return on our assets and the impact of our fleet modernization strategy.
Completion Rate. We define Completion Rate as the percentage of total scheduled flights operated and completed, excluding customer-initiated flight cancellations.
On-Time Performance (A-30). We define On-Time Performance (A-30) as the percentage of total flights flown that arrived within 30 minutes of the scheduled time, inclusive of air traffic control, weather, maintenance and customer delays, excluding all cancelled flights.
On-Time Performance (D-60). We define On-Time Performance (D-60) as the percentage of total flights flown that departed within 60 minutes of the scheduled time, inclusive of air traffic control, weather, maintenance and customer delays, excluding all cancelled flights.
3+ Hour Delay Rate. We define 3+ Hour Delay Rate as the percentage of total flights flown that were impacted by a departure delay of longer than three hours after the scheduled departure time, inclusive of air traffic control, weather, maintenance and customer delays, excluding all cancelled flights.

Definitions of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDAR. We calculate Adjusted EBITDA as Net income (loss) adjusted for (i) Interest income (expense), (ii) Income tax expense, (iii) Depreciation and amortization, (iv) Equity-based compensation expense and (v) other items not indicative of our ongoing operating performance, including but not limited to, restructuring and integration-related charges. We calculate Adjusted EBITDAR as Adjusted EBITDA, as further adjusted for aircraft lease costs.

We include Adjusted EBITDA and Adjusted EBITDAR as supplemental measures for assessing operating performance, to be used in conjunction with bonus program target achievement determinations, strategic internal planning, annual budgeting, allocating resources and making operating decisions, and to provide useful information for historical period-to-period comparisons of our business, as each measure removes the effect of certain non-cash expenses and other items not indicative of our ongoing operating performance.

Adjusted EBITDAR is included as a supplemental measure, because we believe it provides an alternate presentation to adjust for the effects of financing in general and the accounting effects of capital spending and acquisitions of aircraft, which may be acquired outright, acquired subject to acquisition debt, including under the Revolving Equipment Notes Facility (as defined in our SEC filings), by capital lease or by operating lease, each of which may vary significantly between periods and results in a different accounting presentation.

Adjusted Contribution and Adjusted Contribution Margin. We calculate Adjusted Contribution as Gross profit (loss) excluding Depreciation and amortization and adjusted further for equity-based compensation included in Cost of revenue and other items included in Cost of revenue that are not indicative of our ongoing operating performance. Adjusted Contribution Margin is calculated by dividing Adjusted Contribution by total revenue.

We include Adjusted Contribution and Adjusted Contribution Margin as supplemental measures for assessing operating performance and for the following: to be used to understand our ability to achieve profitability over time through scale and leveraging costs; and to provide useful information for historical period-to-period comparisons of our business and to identify trends.

Reconciliations of Non-GAAP Financial Measures
Adjusted EBITDA and Adjusted EBITDAR
The following tables reconcile Adjusted EBITDA and Adjusted EBITDAR to Net loss, which is the most directly comparable GAAP measure (in thousands):

	Three Months Ended March 31,
	2026	2025
Net loss	$(82,958)	$(99,313)
Add back (deduct):
Interest expense	25,307	19,880
Interest income	(242)	(1,148)
Income tax expense	509	78
Other expense (income), net	11	(301)
Depreciation and amortization	11,714	20,210
Loss (gain) loss on disposal of assets, net	117	(3,289)
Equity-based compensation expense	11,388	12,661
Integration and transformation expense(1)	494	1,183
Fleet modernization expense(2)	—	5,147
Legacy fleet retirement(3)	4,984	—
Other(4)	613	20,742
Adjusted EBITDA	$(28,063)	$(24,150)
Aircraft lease costs(5)	9,762	5,358
Adjusted EBITDAR	$(18,301)	$(18,792)
__________________
(1)Consists of expenses associated with the Company’s global integration efforts, including charges for employee separation programs and third-party advisor costs.
(2)Consists of expenses incurred in connection with the execution of our fleet modernization strategy first announced in October 2024, which primarily includes expenses associated with transitioning our Bombardier Challenger 300 series and Embraer Phenom 300 series aircraft to our operations and pilot training programs aligned to our fleet modernization strategy, as well as certain cash and non-cash costs incurred associated with exiting legacy private jet models.
(3)Includes expenses related to the retirement of our legacy aircraft as part of our fleet transition and efficiency and cost reduction initiatives.
(4)For the three months ended March 31, 2026, primarily consists of on-going lease costs for our former New York City corporate office space, which we vacated during the first quarter of 2025. For the three months ended March 31, 2025, primarily includes a one-time $20.2 million non-cash pre-tax right-of-use asset impairment charge associated with our former New York City corporate office space.
(5)Aircraft lease costs are reflected in Cost of revenue on the condensed consolidated statement of operations for the applicable period.

Refer to “Supplemental Expense Information” below, for further information.

Adjusted Contribution and Adjusted Contribution Margin
The following tables reconcile Adjusted Contribution to Gross profit (loss), which is the most directly comparable GAAP measure (in thousands):

	Three Months Ended March 31,
	2026	2025
Revenue	$168,922	$177,530
Less: Cost of revenue	(159,196)	(158,424)
Less: Depreciation and amortization	(11,714)	(20,210)
Gross loss	(1,988)	(1,104)
Gross margin	(1.2)%	(0.6)%
Add back (deduct):
Depreciation and amortization	11,714	20,210
Equity-based compensation expense in Cost of revenue	50	78
Integration and transformation expense in Cost of revenue(1)	15	363
Fleet modernization expense in Cost of revenue(2)	—	3,057
Legacy fleet retirement-related expenses in Cost of revenue(3)	4,984	—
Other in Cost of revenue(4)	—	(163)
Adjusted Contribution	$14,775	$22,441
Adjusted Contribution Margin	8.7%	12.6%
__________________
(1)Consists of expenses associated with the Company’s global integration efforts including charges for employee separation programs.
(2)Consists of expenses incurred in connection with the execution of our fleet modernization strategy first announced in October 2024, which primarily includes expenses associated with transitioning our Bombardier Challenger 300 series and Embraer Phenom 300 series aircraft to our operations and pilot training programs aligned to our fleet modernization strategy, as well as certain cash and non-cash costs incurred associated with exiting legacy private jet models.
(3)Includes expenses related to the retirement of our legacy aircraft as part of our fleet transition and efficiency and cost reduction initiatives.
(4)Consists of amounts recovered on Parts and supplies inventory reserved during prior periods related to Parts and supplies inventory deemed in excess after revision of future business needs associated with strategic business initiatives, including fleet modernization.

Supplemental Revenue Information

(In thousands)	Three Months Ended March 31,		Change in
	2026	2025	$	%
Membership	$6,018	$9,189	$(3,171)	(35)%
Flight	143,538	147,568	(4,030)	(3)%
Other	19,366	20,773	(1,407)	(7)%
Total	$168,922	$177,530	$(8,608)	(5)%

Supplemental Expense Information

(In thousands)	Three Months Ended March 31, 2026
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$50	$163	$331	$10,844	$11,388
Integration and transformation	15	32	243	204	494
Legacy fleet retirement	4,984	—	—	—	4,984
Other	—	—	—	613	613

(In thousands)	Three Months Ended March 31, 2025
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$78	$434	$241	$11,908	$12,661
Integration and transformation	363	—	500	320	1,183
Fleet modernization expense	3,057	—	72	2,018	5,147
Other	(163)	—	—	20,905	20,742